AGREEMENT

This Agreement, made as of the 12th day of July, 2005, by and between Cambrex Bio Science Walkersville, Inc., a Delaware corporation (“CBSW”) and Ortec International, Inc., a Delaware corporation (“Client”)(Each of CBSW and Client a “Party” and, collectively, the “Parties”).

WHEREAS, by Cell Therapy Manufacturing Agreement (the “Manufacturing Agreement”) dated October 29, 2003, the Parties have agreed that CBSW shall manufacture Product for Client under the terms and conditions set forth therein; and

WHEREAS, the Parties wish to provide for certain additional manufacturing services beyond those set forth in the Manufacturing Agreement but otherwise in accordance with the terms and conditions of the Manufacturing Agreement.

NOW, THEREFORE, the Parties hereto hereby agree as follows.

1.         (a) Unless otherwise indicated the terms used herein shall have the same meaning as such term is used in the Manufacturing Agreement.

            (b) The Manufacturing Agreement shall remain unchanged and in full force and effect.

2.         CBSW shall continue to reserve for Client’s use, a Production Suite, commencing May 1, 2005 and ending October 31, 2005, unless such term shall be extended by written agreement of the Parties. During such term CBSW shall produce Product in accordance with the manufacturing terms of the Manufacturing Agreement and as provided in a Production Plan agreed to by the Parties. All Product shall upon completed manufacture be the property of Client and shall be delivered in accordance with Client’s written directions.

3.         (a) The charge for the Production Suite shall be One Hundred Twenty Eight Thousand, Seven Hundred and Fifty Dollars ($128,750) per month. Such amount shall be accrued by CBSW for conversion into Client’s common stock and warrants as provided in section 4 hereof.

            (b) In addition to the Production Suite charge described in subsection (a) above, Client will pay in cash all non suites fees described in Attachment 3(b) hereto based on 30 day terms.

4.         (a) At any time after November 1, 2005 and until a date three (3) months after (i) Client notifies CBSW that the Product has received the approval of the United States Food and Drug Administration (FDA) for the treatment of venous leg ulcers (VLU) or (ii) Client notifies CBSW that there has been a change of control of Client, CBSW will by notice to Client exercise the conversion of the aggregate Production Suite charge described in sections 2 and 3(a) into Client common stock (“Common Stock”) at a ratio of $0.75 of suite fees per common share. The Client shall deliver to CBSW stock certificates representing the shares of Common Stock that CBSW is purchasing in exchange for a credit by CBSW of the suite fees otherwise due. An example of such conversion is attached hereto as Exhibit 4(a).

(b) Each share of Common Stock issued under section 4(a) above shall have appended one and one half warrants (1½), each single warrant authorizing CBSW to purchase an additional share of Common Stock at a price of $1.80. Each such warrant shall become effective on the date the corresponding share of Common Stock is issued and shall expire on a date three (3) calendar years following such date. Such Common Stock warrant (“Warrant”) is attached hereto as Attachment 4(b).

5.         As of June 30, 2005, Client had an outstanding payable to CBSW of $285,623.59. Client shall pay such payable as follows:

(a) On or before July 27, 2005	$200,000.00
(b) On or before August 24, 2005	$85,623.59

6.         Client shall provide CBSW, within five working days of receipt, (a) a copy of all interim clinical trial results concerning the product, and (b) a copy of all correspondence to and from the FDA.

7.         The Client hereby represents and warrants to CBSW as of the date hereof as follows:

(a) The Client is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Client has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Client is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify or be in good standing would have a material adverse effect on its business, properties, or financial condition. The Client has furnished CBSW with copies of its Articles and Bylaws, as may have been amended.

(b) The Client has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Warrant and to sell and issue the shares of Common Stock and Warrants hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Warrant and the transactions contemplated hereby and thereby.

(c) The authorized and issued capital stock of the Client consists of 26,496,749 shares of Common Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant state securities laws or pursuant to valid exemption therefrom.

(d) The Common Stock shall have the rights, preferences, privileges and restrictions set forth in the Articles.

(e) The Client has reserved a sufficient number of shares of its Common Stock for issuance pursuant to this Agreement and any other stock purchase agreement heretofore or concurrently herewith executed by the Client or pursuant to the exercise of options to be granted under employment agreements of the Client.

(f) All corporate action on the part of the Client, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Warrant, the authorization, sale, issuance (or reservation for issuance) and delivery of the Common Stock and the performance of all of the Client’s obligations hereunder and under the Warrant have been taken or will be taken prior to delivery of the Common Stock to CBSW. This Agreement and the Warrant constitute valid and legally binding obligations of the Client, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent that any provisions contained in the Warrant may be limited by applicable laws or principles of public policy.

(g) The Common Stock, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and will be free and clear of any liens or encumbrances; provided, however, that the Common Stock may be subject to restrictions on transfer under state and/or federal securities laws.

8.	CBSW represents and warrants to the Client as follows:

(a) CBSW will be acquiring the Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. CBSW understands that the Common Stock has not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

(b) CBSW acknowledges that the Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. CBSW is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Client, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

(c) CBSW has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(d) It is understood that each certificate representing the Common Stock shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE HOLDER HEREOF, IN WHICH CASE NO SUCH OPINION SHALL BE REQUIRED).”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND TAG-ALONG RIGHTS AS SET FORTH IN AN AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TAG-ALONG RIGHTS ARE BINDING UPON CERTAIN TRANSFEREES OF THESE SHARES.”

9.         With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, for so long as any Holder owns any Registrable Securities, the Client agrees to:

(a)	Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144, at all times;
(b)	File with the Commission in a timely manner all reports and other documents required of the Client under the Exchange Act; and
(c)

So long as CBSW owns any Registrable Securities, furnish to CBSW forthwith upon request a written statement by the Client as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Client, and such other reports and documents of the Client as CBSW may reasonably request in availing itself of any rule or regulation of the Commission allowing CBSW to sell any such securities without registration; provided, that the Client shall not be required to provide, under this paragraph, any reports or documents which are publicly available on the Commission’s EDGAR system.

10.        (a) If at any time or from time to time during the period when the Client is required to maintain the effectiveness of a Registration Statement there is not an effective Registration Statement covering all of the Registrable Securities, the Client shall use its best efforts to notify CBSW in writing at least 20 days before filing any registration statement under the Act for purposes of effecting an underwritten public offering by the Client of securities of the Client (excluding registration statements relating to any employee benefit plan or a corporate merger, acquisition or reorganization) and will afford CBSW an opportunity to include in such registration statement all or any part of the Registrable Securities then held by CBSW. CBSW desiring to include in any such registration statement all or any part of the Registrable Securities held by CBSW shall, within 10 days after receipt of the above-described notice from the Client, so notify the Client in writing, and in such notice shall inform the Client of the number of Registrable Securities CBSW wishes to include in such registration statement. If CBSW decides not to include all of its Registrable Securities in any such registration statement filed by the Client, CBSW shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Client with respect to offerings of its securities, all upon the terms and conditions set forth herein. CBSW’s rights to include any Registrable Securities in any offering under this section are subject in all events to the ability of the managing underwriter for such offering to exclude some or all of the Registrable Securities requested to be registered on the basis of a good faith determination that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Client; provided, however, that no Registrable Securities shall be excluded from any such offering if any securities of the Client other than Registrable Securities are included in such offering for resale by any person other than the Client. Any such exclusion shall be pro rata among all holders who have requested to sell Registrable Securities in such registration.

(b) If a registration statement under which the Client gives notice under this section is for an underwritten offering, then the Client shall so advise CBSW. In such event, the right of CBSW’s Registrable Securities to be included in a registration pursuant to this Section shall be conditioned upon CBSW participation in such underwriting and the inclusion of CBSW’s Registrable Securities in the underwriting to the extent provided herein. CBSW proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting and shall furnish such information and documents as the Client or the managing underwriter or underwriters may reasonably request. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Registrable Securities from the registration and the underwriting, pro rata among all Holders who have requested to sell Registrable Securities in such registration; provided, however, that no Registrable Securities shall be excluded from any such offering if any securities of the Client other than Registrable Securities are included in such offering for resale by any person other than the Client. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder’s Registrable Securities therefrom by written notice to the Client and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) From and after the date hereof, the Client shall not enter into any agreement granting any holder or prospective holder of any securities of the Client registration rights with respect to such securities that deny CBSW the rights granted to CBSW herein, without the consent of CBSW.

11.        This Agreement and the exhibits hereto constitute the entire agreement between the Client and CBSW relative to the subject matter hereof. No party shall be bound or liable to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

12.        This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and wholly to be performed within the State of New York by New York residents, without regard to its conflicts of law principles.

13.        This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

14.        The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

15.        Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be deemed to be effective on the earliest of (i) the date of delivery by hand delivery or facsimile, (ii) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries, (iii) the third business day after deposit with an internationally recognized courier or overnight service for deliveries outside the United States, or (iv) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party’s signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice.

16.        Any provision of this Agreement may be amended by a written instrument signed by the Client and by persons holding at least a majority of the aggregate of the then outstanding shares of Common Stock which were acquired pursuant to this Agreement and upon exercise of the Warrants issued pursuant to Section 4(b) of this Agreement.

17.        The Client and CBSW will indemnify each other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

18.        If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

19.        The representations, warranties, covenants and agreements of the parties contained herein shall survive the consummation of the purchase and sale of the Shares contemplated in this Agreement, and each party recognizes that the other is relying on such other party’s representations, warranties, covenants and agreements.

20.        Each party will pay its own fees and expenses incurred in connection with the transactions contemplated in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

The Client:	Ortec International, Inc.,

	By: /s/	Ron Lipstein
Name: Ron Lipstein
Title: Chief Executive Officer

	Address:	3960 Broadway New York, NY 10032

CBSW:	Cambrex Bio Science Walkersville, Inc.,

	By: /s/	David Eansor
Name: N. David Eansor
Title: Vice President

	Address:	8830 Biggs Ford Road, Walkersville, MD, 21793

Attachment 3(b)
Non-Suite Fee Related Costs for Ortec

Below are examples of the types of costs that Ortec is still responsible for paying CBSW; these costs are considered non-suite fee related costs:

•     Technology Transfer costs

•     Process Development costs

•     Direct Labor costs

•     Project Management costs

•     Regulatory and Audit Service costs

•     Validation costs

•     External Raw Material costs, including freight costs

•     Cambrex Raw Material costs, such as Media and Serum made at Cambrex

•     Testing costs, including internal testing and testing provided by outside contractor

•     Equipment costs for the Cryomed Freezer, Pump and the QC Retain Dewer along with any future specialized equipment that needs to be purchased

•     Travel costs

•     Storage costs

•     Handling and Shipping costs for final product

Attachment 4(a)
Conversion of Suite Fees to Common Stock

	Month	Suite Fee
1)	May '05	$128,750
2)	June '05	$128,750
3)	July '05	$128,750
4)	Aug '05	$128,750
5)	Sept '05	$128,750
6)	Oct '05	$128,750

	Aggregate Production Suite Charge	$772,500

	CS Conversion Price / Share	$0.75

	Shares of Common Stock exchanged	1,030,000

	Number of Warrants issued per Share	1.5

	Number of Warrants to be Issued	1,545,000